EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-205334) of SeaSpine Holdings Corporation of our report dated March 16, 2016 relating to the financial statements and the financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Diego, California
March 16, 2016